Exhibit 23.2

                CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Chiquita Savings and Investment Plan of our report dated March 26, 1997 with respect to the financial statements of Owatonna Canning Company for the years ended February 28, 1997, February 29, 1996 and February 28, 1995 appearing in Chiquita's Current Report on Form 8-K dated September 15, 1997, filed with the Securities and Exchange Commission.

                                  /s/ Hutton, Nelson & McDonald LLP

                                  HUTTON, NELSON & MCDONALD LLP

Oakbrook Terrace, Illinois
November 6, 1997

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